UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/21/2009

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2009, the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation (the "HRCC") approved amended guidelines (the "Guidelines") for the issuance of Restricted Stock Units ("RSUs") under the Scholastic Corporation 2001 Stock Incentive Plan (the "Plan" ). The Guidelines have been amended to remove the acceleration of vesting of RSUs upon a participant's involuntary termination and also to remove the provision for 'Termination with Good Reason'.

Additionally, the Plan and the Guidelines, as applicable, were amended (i) to provide that a participant qualifies for "retirement" if such person is age 55 or older and has at least 10 years of service, and (ii) to provide, upon retirement, for the continued vesting of stock options and RSUs in accordance with their terms for a period of three years from the date of the participant's retirement.

All of such amendments are to apply on a prospective basis only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: July 27, 2009	By:	/s/ Maureen O'Connell
Maureen O'Connell
Executive Vice President, Chief Adminstrative Officer and Cheif Financial Officer